Exhibit 5.1

ANTIS TRIANTAFYLLIDES & SONS LLC

ADVOCATES & LEGAL CONSULTANTS

CAPITAL CENTER 9TH FLOOR

2-4 Arch. Makarios III Avenue

P.O.Box 21255

1505 NICOSIA, CYPRUS

T: 357 22 360000

F: 357 22 670670

trianta@triantafyllides.com

www.triantafyllides.com

2nd July 2015

QIWI plc

12-14 Kennedy Ave.

Kennedy Business Centre, 2nd Floor, Office 203

1087 Nicosia

Cyprus

Ladies and Gentlemen,

We are acting as Cyprus counsel to Qiwi PLC (the “Company”) in connection with the resale from time to time of up to 1,677,912 American Depositary Shares (“ADS”) representing Class B shares of Euro 0.0005 each in the capital of the Company (the “Shares”) by the Selling Shareholder(s) (as set forth in the Registration Statement, as defined below).

This legal opinion on certain matters of Cyprus law (the “Opinion”) is furnished to you in order for it to be filed as an Exhibit to the Registration Statement on Form F-3 under the Securities Act of 1933 (the “Act”) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) dated 2 July 2015 (the “Registration Statement”).

In addition to reviewing the Registration Statement, we have also reviewed a certificate of incumbency issued by the secretary of the Company dated 1 July 2015 together with the documents referred to therein, scanned copies of the resolutions of the Board of Directors and a certified copy of the register of members of the Company as at the date 1 July 2015 (the “Register of Members”) and such documents as we have deemed necessary for the purposes of rendering this opinion (together with the Registration Statement, the “Inspected Documents”).

1.	Assumptions

In giving this opinion we have assumed:

(a)	that no provision of the laws of any jurisdiction other than Cyprus affects the conclusions in this Opinion; for example, we have assumed that, in so far as any obligation is to be performed in any jurisdiction outside Cyprus its performance will not be illegal or ineffective by virtue of any law of, or contrary to public policy in, that jurisdiction;

(b)	the accuracy and completeness of all factual representations made in the Inspected Documents;

(c)	that those of the Inspected Documents submitted to us as copies conform to the original documents and such original documents are authentic and complete; and

(d)	that the Register of Members is accurate and up to date.

(e)	that any and all steps will be taken to file and register the issue and allotments of Shares at the Registrar of Companies in the manner and within the time period prescribed by Cyprus law.

2.	Opinion:

Subject to the qualifications and considerations set out below and having regard to such other legal considerations as we deem relevant and subject to matters not disclosed to us and to matters of fact which would affect the conclusions set out below, our opinion on Cyprus law is set out below:

1.	All the outstanding share capital of the Company (including the Shares represented by the ADS) has been duly and validly authorized and issued and is fully paid and non-assessable.

2.	The Company is duly organized, validly registered and existing in good standing under the laws of Cyprus.

3.	The Shares underlying the ADSs, have been duly authorized by the Company and, having been issued by the Company against payment in full of the consideration therefore, have been duly and validly issued, fully paid and non-assessable and conform to the descriptions thereof in the Registration Statement.

3.	Qualifications:

This Opinion is subject to the following qualifications and considerations:

(a)	This Opinion is confined solely to the laws of Cyprus in force at the date of this Opinion and we have made no investigation and no opinion is expressed or implied as to the laws of any other jurisdiction.

(b)	Save as provided herein, we have not made any enquiries or investigations concerning the solvency of any of the parties.

(c)	This Opinion is subject to all limitations resulting from the laws of bankruptcy, insolvency, liquidation and other laws of general application relating to or affecting the rights of creditors.

(d)	We have assumed that all factual representations in the Registration Statement are accurate and complete. We express no view or opinion on any statements of fact made in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters”. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Yours truly,

/s/ Antis Triantafyllides & Sons LLC

Antis Triantafyllides & Sons LLC

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